Exhibit 3.1

UPBOUND GROUP, INC.

RESTATED CERTIFICATE OF INCORPORATION

Upbound Group, Inc., a Delaware corporation, hereby certifies as follows.

FIRST: The present name of the corporation is Upbound Group, Inc. The corporation was incorporated under the name “Rent-A-Center Holdings, Inc.” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on November 26, 2002.

SECOND: The Restated Certificate of Incorporation of the corporation attached hereto as Exhibit “A”, which is incorporated herein by this reference, only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as theretofore amended and supplemented and there is no discrepancy between the provisions of the Certificate of Incorporation as theretofore amended and supplemented and the provisions of this Restated Certificate of Incorporation. This Restated Certificate of Incorporation has been duly adopted in accordance with Section 245 of the General Corporation Law of the State of Delaware.

THIRD: The Certificate of Incorporation of the corporation is hereby integrated and restated in its entirety to read as Exhibit A hereto.

IN WITNESS WHEREOF, this corporation has caused this Restated Certificate of Incorporation to be signed by its duly authorized officer and the foregoing facts stated herein are true and correct.

Date: December 5, 2024		UPBOND GROUP, INC.

	By:	/s/ Bryan Pechersky
		Name:	Bryan Pechersky
		Title:	Executive Vice President, General Counsel and Corporate Secretary

RESTATED CERTIFICATE OF INCORPORATION
OF
UPBOUND GROUP, INC.

First: The name of the corporation is Upbound Group, Inc. (the “Corporation”).

Second: The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

Third: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware or any successor statute (the “DGCL”).

Fourth: The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 250,000,000 shares of common stock, having a par value of $0.01 per share (the “Common Stock”), and 5,000,000 shares of preferred stock, having a par value of $0.01 per share (the “Preferred Stock”).

SECTION I
PREFERRED STOCK

Shares of Preferred Stock may be issued from time to time in one or more series as may be determined by the Board of Directors. Each series shall be distinctly designated. The Board of Directors of the Corporation is hereby expressly granted the authority to fix, by resolution or resolutions adopted prior to the issuance of any shares of each additional series of Preferred Stock and incorporated in a certificate of designation filed with the Secretary of State of the State of Delaware, the designation, powers (including voting powers and voting rights), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, if any, of such series, including, but without limiting the generality of the foregoing, the following:

(1)           the designation of, and the number of shares of Preferred Stock which shall constitute, the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

(2)           the rate and times at which (or the method of determination thereof), and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the nature of any preferences or the relative rights of priority of such dividends to the dividends payable on any other class or classes of stock of the Corporation or on any other series of Preferred Stock of the Corporation, and a statement whether or in what circumstances such dividends shall be cumulative;

(3)           whether shares of the series shall be convertible into or exchangeable for shares of capital stock or other securities or property of the Corporation or of any other corporation or entity, and, if so, the terms and conditions of such conversion or exchange, including any provisions for the adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

(4)           whether shares of the series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates or event or events upon or after the occurrence of which they shall be redeemable, and the amount and type of consideration payable in case of redemption, which amount per share may vary under different conditions and at different redemption dates;

(5)           the rights, if any, of the holders of shares of the series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of the series;

(6)           whether shares of the series shall have a sinking fund or purchase account for the redemption or purchase of shares of the series, and, if so, the terms, conditions and amount of such sinking fund or purchase account;

(7)           whether shares of the series shall have voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights, which may, without limiting the generality of the foregoing include (a) the right to more or less than one vote per share on any or all matters voted upon by the Corporation’s stockholders or (b) the right to vote, as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class or with the Common Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of the Corporation generally in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and upon such conditions as the Board of Directors may determine; and

(8)           any other powers, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions of shares of that series.

The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to the authority granted in this Section I, and the consent by class or series vote or otherwise, of the holders of Preferred Stock of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock, whether the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of shares of any or all other series of Preferred Stock.

SECTION II

COMMON STOCK

(1)           Dividends. After the requirements with respect to preferential dividends on the shares of any series of Preferred Stock shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be fixed in accordance with the provisions of this Certificate of Incorporation, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors on the Common Stock, which dividends shall be paid out of assets legally available for the payment of dividends and shall be distributed to such holders pro rata in accordance with the number of shares of such Common Stock held by each such holder.

(2)           Liquidation. After distribution in full of the preferential amounts, if any, to be distributed to the holders of the shares of any series of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, which assets shall be distributed to such holders pro rata in accordance with the number of shares of Common Stock held by each such holder.

(3)           Voting. Except as may otherwise be required by law, this Certificate of Incorporation or the provisions of the resolution or resolutions as may be adopted by the Board of Directors pursuant to Section I, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder on each matter voted upon by the stockholders.

SECTION III
CAPITAL STOCK

(1)           Regarding Preemptive Rights. No stockholder of the Corporation shall by reason of his holding shares of any class of stock have any preemptive or preferential right to subscribe for, purchase or otherwise acquire or receive any shares of any class of stock issued by the Corporation, whether now or hereafter authorized, or any shares of any class of stock of the Corporation now or hereafter acquired by the Corporation as treasury stock and subsequently reissued or sold or otherwise disposed of, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class of stock, whether now or hereafter authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder, and the Board of Directors may issue shares of any class of stock of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class of stock, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

(2)            Cumulative Voting. Cumulative voting of shares of any capital stock having voting rights is prohibited.

Fifth: All corporate powers shall be exercised by the Board of Directors, except as otherwise provided by law or by this Certificate of Incorporation. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(1)           Directors. In furtherance and not in limitation of the powers conferred by statute, this Certificate of Incorporation or the Bylaws of the Corporation, the Board of Directors is expressly authorized:

(a)               except as may be otherwise provided in the Bylaws, to make, alter, amend and repeal the Bylaws of the Corporation;

(b)               to fix in or pursuant to the Bylaws from time to time the number of directors of the Corporation, none of whom need to be stockholders of the Corporation;

(c)               to fix, determine and vary from time to time the amount to be maintained as surplus and the amount or amounts to be set apart as working capital; and

(d)               to designate by resolution or resolutions passed by the Board of Directors one or more committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions or in the Bylaws of the Corporation shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers on which the Corporation desires to place a seal. Such committee or committees shall have such name or names as may be stated in the Bylaws of the Corporation or as may be determined from time to time by resolutions adopted by the Board of Directors.

The Corporation may confer powers upon the Board of Directors of the Corporation in its Bylaws in addition to the powers conferred upon the Board of Directors in this Certificate of Incorporation and in addition to the powers and authorities expressly conferred upon the Board of Directors by law.

(2)           Number, Election and Terms of Directors. The number, qualifications, terms of office, manner of appointment or election, time and place of meeting, compensation and powers and duties of the directors may be prescribed from time to time by the Bylaws, and the Bylaws may also contain any other provisions for the regulation and management of the affairs of the Corporation not inconsistent with the law or this Certificate of Incorporation.

The number of directors which shall constitute the whole Board of Directors of the Corporation shall be not less than one (1) as specified from time to time in the Bylaws of the Corporation. Each director shall hold office for a term expiring at the next annual meeting of the stockholders following such director’s appointment or election and until such director’s successor is duly elected and qualified, or until their earlier death, resignation, disqualification or removal. Nothing in this Certificate of Incorporation shall preclude a director from serving consecutive terms.

Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

(3)          Removal of Directors. Subject to the rights, if any, of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation then entitled to vote at an election of directors, voting together as a single class.

Sixth: In the event the Corporation becomes subject to the reporting requirements of the Securities Exchange Act of 1934, no action required to be taken or that may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing to the taking of any action by written consent is specifically denied, except for action by unanimous written consent, which is expressly allowed. Except as otherwise required by law, special meetings of stockholders of the Corporation may be called only by the Board of Directors of the Corporation pursuant to a resolution approved by a majority of the entire Board of Directors or majority of an entire committee of such Board.

Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws (and in addition to any other vote that may be required by law, this Certificate of Incorporation or the Bylaws), there shall be required to amend, alter, change or repeal, directly or indirectly, the provisions of paragraphs (2), (3) and (4) of Article Fifth regarding the Board of Directors of the Corporation, and this Article Sixth, regarding special meetings of stockholders and action by written consent, the affirmative vote of the holders of 80% of all voting stock of the Corporation.

Seventh: A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Eighth: [RESERVED].

Ninth: The Corporation shall have the right, subject to any express provisions or restrictions contained in the Certificate of Incorporation, from time to time to amend this Certificate of Incorporation or any provision thereof in any manner now or hereafter provided by law, and all rights and powers at any time conferred upon the directors or stockholders of the Corporation by this Certificate of Incorporation and Bylaws or any amendment thereof are subject to such right of the Corporation.

Tenth: The Bylaws of the Corporation may be altered, amended, added to or repealed by the stockholders at any annual or special meeting by the vote of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast (i.e., by the vote of a majority of the outstanding shares entitled to vote), and, except as may be otherwise required by law, the power to alter, amend, add to or repeal the Bylaws is also vested in the Board of Directors (subject always to the power of the stockholders to change such action).

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